
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund IV and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                     119,181,131
<SECURITIES>                                         0
<RECEIVABLES>                                  382,307<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             121,378,550<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               121,378,550<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            43,376,481
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             8,844,679
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             33,531,802
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         33,531,802
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                33,531,802
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,815,112.
<F2>Liabilities include redemptions payable of $899,127, accrued management fees of $403,011, common administrative expenses payable of $72,297 and incentive fees payable of $1,594,371.
<F3>Total revenue includes realized trading revenue of $42,691,318, net change in unrealized of $(3,515,408) and interest income of $4,200,571.

